Exhibit 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 11, 1995 included in Microcom, Inc.'s 1995 Annual Report to Stockholders for the year ended March 31, 1995 and all references to our firm included in this registration statement.




                                             Arthur Andersen LLP



          Boston, Massachusetts
          November 20, 1995